Certificate of Limited Partnership

A16000000056
FILED
January 25, 2016
Sec. Of State
ncausseaux

Name of Limited Partnership:

BRIDGEWELL PREFERRED INCOME FUND LP

Street Address of Limited Partnership:

496 DELANEY AVE
SUITE 408
ORLANDO, FL. 32801

Mailing Address of Limited Partnership:

496 DELANEY AVE
SUITE 408
ORLANDO, FL. 32801

The name and Florida street address of the registered agent is:

SPENCER PUTNAM
496 DELANEY AVE
SUITE 408
ORLANDO, FL. 32801

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: SPENCER PUTNAM

The name and address of all general partners are:

Title: G
PREFERRED FUND MANAGER LLC
496 DELANEY AVE, SUITE 408
ORLANDO, FL. 32801

The effective date for this Limited Partnership shall be:

01/25/2016

Signed this Twenty Fifth day of January, 2016

I (we) declare the I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

General Partner Signature: JOHN PARRETT, MANAGER

The individual(s) signing this document affirm(s) that the facts stated herein are true and the individual(s) is/are aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.